                                                                    EXHIBIT 10








                            MASTER PLAN DOCUMENT


                          SOUTHWEST GAS CORPORATION


                           DIRECTORS DEFERRAL PLAN






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                              TABLE OF CONTENTS


Article   Subject                                                Page
- -------   -------                                                ----

   1      Definitions. . . . . . . . . . . . . . . . . . . . .    1

   2      Eligibility. . . . . . . . . . . . . . . . . . . . .    3

   3      Deferral Commitment. . . . . . . . . . . . . . . . .    3

   4      Interest, Crediting and Vesting. . . . . . . . . . .    4

   5      Plan Benefit Payments. . . . . . . . . . . . . . . .    4

   6      Retirement Benefit Payments. . . . . . . . . . . . .    4

   7      Pre-Retirement Survivor Benefit Payments . . . . . .    5

   8      Post-Retirement Survivor Benefit Payments. . . . . .    5

   9      Termination Benefit Payments . . . . . . . . . . . .    5

  10      Disability Benefit Payments. . . . . . . . . . . . .    5

  11      Beneficiaries. . . . . . . . . . . . . . . . . . . .    6

  12      Company Liability. . . . . . . . . . . . . . . . . .    7

  13      No Guarantee of Continuing Directorship. . . . . . .    7

  14      Termination, Amendment or Modification of The Plan .    7

  15      Restrictions on Alienation of Benefits . . . . . . .    8

  16      Administration of the Plan . . . . . . . . . . . . .    8

  17      Miscellaneous. . . . . . . . . . . . . . . . . . . .    9



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                            DIRECTORS DEFERRAL PLAN
                                       OF
                           SOUTHWEST GAS CORPORATION



                                    PURPOSE

The purpose of this Plan is to provide specified benefits to Directors of SOUTHWEST GAS CORPORATION.


                                   ARTICLE 1
                                  DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:

1.1 "Account Balance" means a Participant's individual fund comprised of Deferrals and interest earnings credited thereon up to the time of Benefit Distribution.

1.2 "Beneficiary" means the person or persons, or the estate of a Participant, named to receive any benefits under the Plan upon the death of a Participant.

1.3     "Benefit Account Balance" shall have the meaning set forth in
        Article 5.3.

1.4 "Benefit Distribution" means the date benefits under the Plan commence or are paid in full to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution.

1.5 "Board Fees" means the annual compensation received by a Director for serving on the Board of Directors of Southwest Gas Corporation, its Subsidiaries and any committees of such boards.

1.6 "Board of Directors" means the Board of Directors of Southwest Gas Corporation.

1.7 "Committee" means the administrative committee appointed by the Board of Directors to manage and administer the Plan in accordance with the provisions of the Plan.

1.8     "Company" means Southwest Gas Corporation.

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1.9     "Deferral(s)" means the amount of Board Fees transferred to the Plan accounts.

1.10 "Director" means any person on the Board of Directors of Southwest Gas Corporation.

1.11 "Master Plan Document" means this legal instrument containing the provisions of the Plan.

1.12 "Moody's Rate" means Moody's Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.

1.13 "Moody's Composite Rate" means the average of the Moody's Rate on January 1 for the five years prior to Benefit Distribution.

1.14    "Participant" means any Director who executes a Plan Agreement.

1.15 "Plan" means the Director Deferral Plan of the Company evidenced by this Master Plan Document.

1.16 "Plan Agreement" means the form of written agreement which is entered into from time to time, by and between the Company and a Participant.

1.17    "Plan Year" means the year beginning on March 15 of each year.

1.18 "Retire" or "Retirement" means the cessation of service on the Board of Directors of the Company after completing five (5) Years of Service, other than by death, disability or Termination of Service.

1.19 "Subsidiaries" means any corporation, partnership, or other organization which is at least 50 percent owned by the Company or a Subsidiary of the Company.

1.20 "Terminates Service" or "Termination of Service" means the cessation of service on the Board of Directors of the Company, either voluntarily or involuntarily, excluding Retirement, disability or death.

1.21 "Years of Service" means the length of time, in discrete 12-month periods, a Participant has served on the Board of Directors of the Company.

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                                   ARTICLE 2
                                  ELIGIBILITY

2.1 A Director shall become eligible to participate in the Plan as of the effective date of his election as a Director.

2.2 Once eligible to participate in the Plan, a Director has to complete, execute and return to the Committee a Plan Agreement to become a Participant in the Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee.

                                   ARTICLE 3
                              DEFERRAL COMMITMENT

3.1 A Participant may defer up to 100 percent of his Board Fees received during a Plan Year; provided, that such Deferral exceeds $2,000 per Plan Year.

3.2 Prior to the commencement of each Plan Year, a Participant will advise the Committee, in writing, of his deferral commitment for the upcoming Plan Year. If a Participant fails to so advise the Committee, through no fault of the Company, he will not be permitted to defer any of his Board Fees during upcoming Plan Year.

3.3 A Participant's Deferral commitment will be exercised on a per pay period basis.

3.4 In the event a Director becomes a Participant in the Plan during a Plan Year, such Participant may defer up to 100 percent of the remaining portion of his Board Fees for the Plan Year. Such Participant must make his Deferral commitment by advising the Committee, in writing, at the time he elects to become a Participant in the Plan.

3.5 In the event a Participant defaults on his Deferral commitment, the Participant will not be allowed to make any further Deferrals during the current Plan Year and may not make any Deferrals for the subsequent Plan Year.

3.6 The Committee may waive for good cause the default penalty specified in Article 3.5 upon the request of the Participant.

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                                   ARTICLE 4
                        INTEREST, CREDITING AND VESTING

4.1 A Participant's Account Balance at the start of a Plan Year and any Deferrals made during a Plan Year will earn, except as provided for in Article 4.2, interest annually at 150 percent of the Moody's Rate. Interest will be credited to a Participant's account for rollover contributions, from the date such contributions are accepted by the Plan.

4.2 If a Participant Terminates Service prior to completing five Years of Service with the Company, interest credited for all Deferrals to a Participant's Account Balance will be adjusted based on the Moody's Rate during the period he participated in the Plan.

                                   ARTICLE 5
                             PLAN BENEFIT PAYMENTS

5.1 A Participant's Account Balance will be paid to the Participant in a lump-sum payment at the time of Benefit Distribution, unless the Participant qualifies to receive benefit payments over a specific benefit payment period.

5.2 A Participant's Account Balance will earn interest under the provisions of Article 4.1 until the time of Benefit Distribution.

5.3 If a Participant is entitled to receive Plan benefit payments over a specific benefit payment period, his Account Balance at the commencement of Benefit Distribution will be credited with an amount equal to the interest such balance would have earned assuming distribution in equal monthly installments over the specific benefit payment period, at a specified interest rate, thereby creating a Benefit Account Balance. The Benefit Account Balance will then be paid to the Participant in equal monthly installments over the specific benefit payment period.

                                   ARTICLE 6
                          RETIREMENT BENEFIT PAYMENTS

6.1 A Participant who Retires from the Company qualifies to receive his Account Balance over a period of either 120, 180 or 240 months. The Committee will have complete discretion to determine the retirement benefit payment period that will be awarded to an individual Participant.

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6.2     The interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody's Composite Rate.

                                   ARTICLE 7
                    PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS

7.1 If a Participant dies while he is on the Board of Directors, his Account Balance will be paid to his Beneficiary in a lump sum distribution at the time of Benefit Distribution or in equal monthly installments over the 180 month survivor benefit payment period.
        The Committee will, in its sole discretion, determine whether the Participant's Beneficiary will qualify for payment over the survivor benefit payment period.

7.2 If the Committee determines to pay the Beneficiary over the survivor benefit payment period, the interest rate used to determine the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be the Moody's Composite Rate.

                                   ARTICLE 8
                   POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS

8.1 If a Participant dies after the commencement of retirement or disability benefit payments under Articles 6 or 10 but prior to such benefits having been paid in full, the Participant's benefit payments will continue to be paid to the Participant's Beneficiary through the end of the originally awarded benefit payment period, except as provided for in Article 11.7.

                                   ARTICLE 9
                          TERMINATION BENEFIT PAYMENTS

9.1 A Participant who Terminates Service with the Company prior to Retirement will receive his Account Balance in a lump sum payment at Benefit Distribution.

                                   ARTICLE 10
                          DISABILITY BENEFIT PAYMENTS

10.1 The Committee will, in its sole discretion, determine whether a Participant is disabled under the provisions of the Plan.

10.2 If a Participant is disabled within the first 5 Years of Service with the Company, he will receive his Account Balance in a lump sum payment at Benefit Distribution.

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10.3    If a Participant is disabled after 5 Years of Service with the
        Company, his Account Balance will be paid to him in equal monthly installments over the 180 month disability benefit payment period.

10.4 If a Participant qualifies to receive his Account Balance over the disability benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of
        Article 5.3, will be 150 percent of the Moody's Composite Rate.

                                   ARTICLE 11
                                 BENEFICIARIES

11.1 A Participant shall have the right to designate any person as his Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant's death prior to the total distribution of his Benefit Account Balance under the Plan. If greater than 50 percent of the Benefit Account Balance is designated to a Beneficiary other than the Participant's spouse, such Beneficiary designation must be consented to by the Participant's spouse. Each Beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

11.2 A Participant shall have the right to change the Beneficiary designation, subject to spousal consent under the provisions of
        Article 11.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

11.3 The Committee shall acknowledge, in writing, receipt of each Beneficiary designation form.

11.4 The Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

11.5 If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

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11.6    If no Beneficiary designation is in effect at the time of the
        Participant's death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be: (1) the surviving spouse;
        (2) if there is no surviving spouse, then his issue per stirpes; or
        (3) if no surviving spouse or issue, then his estate.

11.7 If a Beneficiary receiving benefit payments under the provisions of Articles 7 or 8 of the Plan dies prior to the completion of the benefit payment period, the total of the remaining benefit payments will be paid, in a lump sum amount, to the contingent Beneficiary designated by the Participant under the provisions of Article 11.1. If the Participant has failed to designate a contingent Beneficiary, the total of the remaining benefit payments will be paid, in lump sum amount, to the Beneficiary's estate.

                                   ARTICLE 12
                               COMPANY LIABILITY

12.1 Amounts payable to a Participant shall be paid exclusively from the general assets of the Company.

12.2 The Company shall have no obligation under the Plan to a Participant or a Participant's Beneficiary, except as provided in this Master Plan Document.

12.3 The Participant shall cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balance. Such information may include the results of a physical examination if any is required for participation in the Plan.

                                   ARTICLE 13
                    NO GUARANTEE OF CONTINUING DIRECTORSHIP

13.1 The Company is without power to lawfully assure a Participant continued tenure as a Director, and nothing herein constitutes a contract of continuing directorship between the Company and the Participant.

                                   ARTICLE 14
               TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

14.1 The Board of Directors may at any time, without notice, amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount of interest to be credited under the provisions of Article 4.1 on an Account Balance as of the date of such amendment.

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14.2    The Board of Directors reserves the right to partially or completely terminate the Plan at any time and for any reason.

14.3 The Board of Directors may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to operate and be effective for all Participants in the Plan, as of the date of such partial termination.

14.4 In the event that the Board of Directors completely terminates the Plan, the Plan shall cease to operate and the Committee shall pay out to each Participant his Account Balance, plus interest to be credited to the Account Balance, as of the date of the Plan's termination. The Committee, in its sole discretion, may either make a lump sum distribution at the time of Benefit Distribution or in equal monthly installments over the 60 month Plan termination benefit payment period. If the Committee determines to pay a Participant over the Plan termination benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of
        Article 5.3, will be 150 percent of the Moody's Composite Rate.

14.5 Once benefits payments have commenced, termination of the Plan shall not terminate the rights of a Participant or his Beneficiary to continue to receive such payments. For all other Participants, the termination of the Plan will limit benefits under the Plan to those provided for in Article 14.4 herein.

                                   ARTICLE 15
                     RESTRICTIONS ON ALIENATION OF BENEFITS

15.1 To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

                                   ARTICLE 16
                           ADMINISTRATION OF THE PLAN

16.1 The general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company.

16.2 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except

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        as otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

16.3 The Committee may employ such consultants, advisors and managers as it deems necessary or useful in carrying out its duties.

16.4 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, with the exception of expenses and liabilities arising out of his own willful misconduct.

16.5 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

16.6 The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that set forth herein, if requested to do so by such Participant or Beneficiary.

                                   ARTICLE 17
                                 MISCELLANEOUS

17.1 Any notice given under the Plan shall be in writing and shall be mailed or delivered to:

                         SOUTHWEST GAS CORPORATION
                         Directors Deferral Plan
                         Administrative Committee
                         5241 Spring Mountain Road
                         Las Vegas, NV  89102

17.2 The Plan shall be binding upon the Company and its respective successors, and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

17.3 The Plan shall be governed by and construed under the laws of the State of Nevada.

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17.4    Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.

17.5 Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.

17.6 In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

        IN WITNESS WHEREOF the Company has executed this Master Plan Document this 29th day of October, 1992.


                                                SOUTHWEST GAS CORPORATION



                                                By     /s/ Michael O. Maffie
                                                       -----------------------
                                                Title  President and
                                                       Chief Operating Officer
                                                       -----------------------

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                               FIRST AMENDMENT
                       TO THE SOUTHWEST GAS CORPORATION
                           DIRECTORS DEFERRAL PLAN
                           ------------------------

Effective March 1, 1996, the Southwest Gas Corporation Directors Deferral Plan is hereby amended pursuant to Article 14.1 of Plan, as follows:

1.   Article 1.1 is hereby amended to read as follows:

     1.1 "Account Balance" means a Participant's individual fund comprised of Deferrals, rollover contributions from the PriMerit Bank, Federal Saving Bank directors deferral plan and interest earnings credited thereon up to the time of Benefit Distribution.

2. Article 3 is hereby amended to include a new Article 3.7, which reads as follows:

     3.7 The Plan will accept rollover contributions for Participants from the PriMerit Bank, Federal Saving Bank directors deferral plan.

3.   Article 4.1 is hereby amended to read as follows:

     4.1 A Participant's Account Balance at the start of a Plan Year, any Deferrals made during the Plan Year and rollover contributions from the PriMerit Bank, Federal Saving Bank directors deferral plan will earn, except as provided for in Article 4.2, interest annually at 150 percent of the Moody's Rate. Interest will be credited to a Participant's account for Deferrals made during the Plan Year, as if all Deferrals were made on the first day of the Plan Year. Interest will be credited to a Participant's account for rollover contributions, from the date such contributions are accepted by the Plan.

IN WITNESS WHEREOF, the Board of Directors has adopted this amendment, effective on the date stated above, on this 5th day of March, 1996.

                                        SOUTHWEST GAS CORPORATION


                                        By: /s/ Michael O. Maffie
                                            -------------------------
                                                Michael O. Maffie
                                                President and
                                                Chief Executive Officer